Exhibit 99.1

CONTACT:	Michal D. Cann — President & CEO	NEWS RELEASE
Rick A. Shields — EVP & Chief Financial Officer
360.679.3121
WASHINGTON BANKING REPORTS SECOND QUARTER 2007 EARNINGS OF $0.26 PER DILUTED SHARE
OAK HARBOR, WA — July 25, 2007 — Washington Banking Company (NASDAQ: WBCO), the holding company for Whidbey Island Bank, today reported that strong loan and deposit growth and the stabilization of the net interest margin contributed to a solid second quarter. Second quarter 2007 profits were up 8% from the preceding quarter, and virtually even with the record second quarter profits achieved a year ago. For the second quarter of 2007, net income was $2.5 million, or $0.26 per diluted share, compared to $2.3 million, or $0.24 per diluted share, in the first quarter of 2007, and $2.5 million, or $0.26 per diluted share in the second quarter a year ago.
“The Puget Sound region continues to develop a solid economy, with strong employment and population growth and new businesses coming to the area,” stated Michal Cann, President and CEO. “Commercial real estate across the region continues to expand and appreciate with vacancy rates down and lease rates up. Our commercial and commercial real estate lending portfolios continue to grow and now account for approximately half of our loan portfolio, fueled by the strength in the overall market.”
SECOND QUARTER 2007 FINANCIAL HIGHLIGHTS
Second quarter 2007 highlights, compared to the like period last year, include:
•	Revenues increased 5% to $11.5 million

•	Total loans increased 11% to $764 million.

•	Total deposits grew 7% to $730 million.

•	Book value per share grew 10% to $7.37.
At June 30, 2007, total assets increased 11% to $852 million compared to $768 million a year ago. Total loans grew 11% to $764 million from $686 million at June 30, 2006. Business, or C&I, loans grew 19%, commercial real estate loans increased 14% and commercial construction loans rose 5% in the past year. “In addition to strong commercial loan activity, we are seeing residential mortgage origination activity rise, and we are generating solid growth in consumer lending, both direct and indirect,” said Cann.
“Asset quality remained strong during the quarter, with nonperforming assets decreasing from the prior period. Nonperforming loan and nonperforming asset ratios have both improved since the end of March,” stated Rick Shields, Executive Vice President and CFO. “There are less than half a dozen loans in the nonperforming category, including two rather large credits which we believe are well-secured.” Nonperforming assets totaled $2.4 million at June 30, 2007, compared to $3.6 million at March 31, 2007, and $1.1 million a year ago. Nonperforming assets were 0.28% of total assets at the end of this year’s second quarter, compared to 0.44% at the end of the first quarter of 2007 and 0.14% at June 30, 2006. The allowance for loan losses increased to $10.5 million, or 442% of nonperforming loans and 1.38% of total loans as of June 30, 2007. Net charge-offs increased moderately in the quarter, to $536,000, or 0.28% of average loans in the second quarter and $922,000, or 0.25% of average loans year to date.
“We were able to fund our loan growth with solid growth in deposits, coupled with additional borrowings and the refinance and expansion of our Trust Preferred Securities,” Shields said. Deposits grew 7% over the past year, with money market balances up 33%. “Our net interest margin for the second quarter was only 2 basis points below that of the first quarter,” said Shields. “We had the same 2 basis point change in the first quarter from 2006 fourth quarter – evidence that our margin is stabilizing,” On a fully tax-equivalent basis, the net interest margin was 4.95% in the second quarter of 2007, compared to 4.97% in the preceding quarter and 5.33% in the second quarter of 2006. Year-to-date, the net interest margin was 4.96% compared to 5.43% a year ago.
In the second quarter, the yield on earning assets was 8.12%, up 5 basis points on a sequential-quarter basis and 32 basis points from the second quarter of 2006. The cost of interest-bearing liabilities was 3.75% in the quarter, up 7 basis points sequentially and 78 basis points relative to the second quarter of last year.
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WBCO — 2Q07 Profits
July 25, 2007

Interest income increased 15% in the second quarter and 16% year-to-date, compared to the respective year-ago periods. Higher cost of funds, however, offset these increases, with interest expense up 42% over the second quarter of 2006, and 51% year-to-date. Loan growth helped boost net interest income 2% to $9.4 million from $9.2 million in the second quarter of 2006. Year-to-date, net interest income was $18.3 million, a 1% increase from the first half of 2006.
In the 2007 second quarter, noninterest income increased 12% to $2.0 million, versus $1.7 million a year ago, reflecting gains from the sale of loans with the increase in residential mortgage origination activity, as well as increased income from Bank Owned Life Insurance. Noninterest income in the first half of 2007 increased 2% to $3.8 million from $3.7 million in the first half of 2006.
“The restructuring we undertook in December is now fully in effect, and we are seeing the benefits in considerably slower growth in overhead expenses than we have seen in the past,” Cann added. Noninterest expense grew 7% to $6.9 million in the second quarter of 2007 compared to $6.4 million a year ago. Year-to-date operating expense increased 5% to $13.8 million from $13.1 million a year ago.
The efficiency ratio was 59.88% in the second quarter of 2007 compared to 63.29% in the first quarter of 2007 and 58.25% in the second quarter of 2006. For the first six months of 2006, the efficiency ratio was 61.55% compared to 59.39% a year ago.
EARNINGS CONFERENCE CALL AND WEBCAST
Management will host a conference call today at 10:00 am PDT (1:00 pm EDT) to discuss the second quarter results. Investment professionals and all current and prospective shareholders are invited to access the live call by dialing (303) 262-2142. To listen to the call online, either live or archived, visit the Investor Relations page of Whidbey Island Bank’s website at www.wibank.com. Shortly after the call concludes, the replay will also be available at (303) 590-3000, using access code 11093366#, where it will be archived for three months.
ABOUT WASHINGTON BANKING COMPANY
Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. Whidbey Island Bank operates 20 full-service branches located in five counties in Northwestern Washington. In September 2006, Ryan Beck & Co. ranked WBCO #33 on its list of the Top 100 U.S. Banks and Thrifts, based on 5-year total return.
www.wibank.com
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WBCO — 2Q07 Profits
July 25, 2007

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

($ in thousands, except per share data)

	Quarter Ended	Quarter Ended	Three	Quarter Ended	One
	June 30,	March 31,	Month	June 30,	Year
	2007	2007	Change	2006	Change

Interest Income
Loans	$15,185	$14,428	5%	$13,223	15%
Taxable Investment Securities	136	133	2%	111	23%
Tax Exempt Securities	68	71	-4%	80	-16%
Other	67	32	111%	38	77%

Total Interest Income	15,456	14,664	5%	13,452	15%

Interest Expense
Deposits	5,480	5,323	3%	3,720	47%
Other Borrowings	137	34	303%	229	-40%
Junior Subordinated Debentures	484	338	43%	334	45%

Total Interest Expense	6,100	5,695	7%	4,283	42%

Net Interest Income	9,356	8,969	4%	9,169	2%

Provision for Loan Losses	850	550	55%	800	6%

Net Interest Income after Provision for Loan Losses	8,506	8,419	1%	8,369	2%

Noninterest Income
Service Charges and Fees	797	816	-2%	852	-6%
Income from the Sale of Loans	211	155	36%	150	41%
Other Income	945	833	13%	744	27%

Total Noninterest Income	1,953	1,804	8%	1,746	12%

Noninterest Expense
Compensation and Employee Benefits	4,132	4,411	-6%	3,973	4%
Occupancy and Equipment	980	956	3%	891	10%
Office Supplies and Printing	179	130	37%	140	28%
Data Processing	167	141	19%	122	37%
Consulting and Professional Fees	99	171	-42%	157	-37%
Other	1,312	1,115	18%	1,110	18%

Total Noninterest Expense	6,870	6,924	-1%	6,393	7%

Income Before Income Taxes	3,589	3,299	9%	3,722	-4%
Provision for Income Taxes	1,129	1,032	9%	1,236	-9%

Net Income	$2,460	$2,267	8%	$2,486	-1%

Earnings per Common Share (1)

Net Income per Share, Basic	$0.26	$0.24	8%	$0.27	-4%

Net Income per Share, Diluted	$0.26	$0.24	8%	$0.26	0%

Average Number of Common Shares Outstanding (1)	9,363,000	9,389,000		9,220,000
Fully Diluted Average Common and Equivalent Shares Outstanding (1)	9,486,000	9,558,000		9,478,000

(1)	Prior periods restated for 5-for-4 stock split distributed on September 6, 2006
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WBCO — 2Q07 Profits
July 25, 2007

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

($ in thousands, except per share data)

	Six Months Ended		One
	June 30,		Year
	2007	2006	Change

Interest Income
Loans	$29,614	$25,569	16%
Taxable Investment Securities	269	223	21%
Tax Exempt Securities	138	161	-14%
Other	99	88	13%

Total Interest Income	30,120	26,041	16%

Interest Expense
Deposits	10,803	6,814	59%
Other Borrowings	170	378	-55%
Junior Subordinated Debentures	822	644	28%

Total Interest Expense	11,795	7,836	51%

Net Interest Income	18,325	18,205	1%

Provision for Loan Losses	1,400	1,300	8%

Net Interest Income after Provision for Loan Losses	16,925	16,905	0%

Noninterest Income
Service Charges and Fees	1,614	1,669	-3%
Income from the Sale of Loans	366	332	10%
Other Income	1,778	1,688	5%

Total Noninterest Income	3,758	3,689	2%

Noninterest Expense
Compensation and Employee Benefits	8,543	8,249	4%
Occupancy and Equipment	1,936	1,749	11%
Office Supplies and Printing	309	321	-4%
Data Processing	308	205	50%
Consulting and Professional Fees	270	276	-2%
Other	2,428	2,276	7%

Total Noninterest Expense	13,794	13,076	5%

Income Before Income Taxes	6,889	7,518	-8%
Provision for Income Taxes	2,161	2,480	-13%

Net Income	$4,728	$5,038	-6%

Earnings per Common Share (1)

Net Income per Share, Basic	$0.50	$0.55	-9%

Net Income per Share, Diluted	$0.50	$0.53	-6%

Average Number of Common Shares Outstanding (1)	9,403,000	9,211,000
Fully Diluted Average Common and Equivalent Shares Outstanding (1)	9,548,000	9,474,000

(1)	Prior periods restated for 5-for-4 stock split distributed on September 6, 2006
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WBCO — 2Q07 Profits
July 25, 2007

CONSOLIDATED BALANCE SHEETS (unaudited)

($ in thousands except per share data)

			Three		One
	June 30,	March 31,	Month	June 30,	Year
	2007	2007	Change	2006	Change

Assets
Cash and Due from Banks	$24,563	$21,516	14%	$24,543	0%
Interest-Bearing Deposits with Banks	319	783	-59%	659	-52%
Fed Funds Sold	—	4,640	-100%	5,275	-100%

Total Cash and Cash Equivalents	24,883	26,939	-8%	30,477	-18%

Investment Securities Available for Sale	17,019	16,748	2%	17,945	-5%

FHLB Stock	1,984	1,984	0%	1,984	0%

Loans Held for Sale	4,835	4,717	2%	867	457%

Loans Receivable	764,438	731,895	4%	686,108	11%
Less: Allowance for Loan Losses	(10,526)	(10,212)	3%	(9,606)	10%

Loans, Net	753,912	721,683	4%	676,502	11%

Premises and Equipment, Net	23,167	23,235	0%	20,847	11%
Bank Owned Life Insurance	16,177	11,017	47%	10,736	51%
Other Assets	10,081	9,566	5%	8,662	16%

Total Assets	$852,056	$815,889	4%	$768,020	11%

Liabilities and Shareholders’ Equity
Deposits:
Noninterest-Bearing Demand	$107,543	$101,222	6%	$104,832	3%
NOW Accounts	152,722	155,997	-2%	149,910	2%
Money Market	120,476	109,918	10%	90,913	33%
Savings	45,200	49,282	-8%	57,398	-21%
Time Deposits	303,645	309,954	-2%	276,805	10%

Total Deposits	729,586	726,373	0%	679,858	7%

FHLB Overnight Borrowings	11,000	—	100%	2,000	450%
Other Borrowed Funds	10,000	—	100%	5,000	100%
Junior Subordinated Debentures	25,774	15,007	72%	15,007	72%
Other Liabilities	6,575	5,728	15%	4,041	63%

Total Liabilities	782,935	747,108	5%	705,906	11%

Shareholders’ Equity:
Common Stock (no par value)
Authorized 13,679,757 Shares:
Issued and Outstanding 9,380,486 shares at 6/30/07 9,445,867 at 3/31/07, and 9,279,739 at 6/30/06 (1)	32,117	33,587	-4%	32,333	-1%
Retained Earnings	37,108	35,217	5%	29,901	24%
Other Comprehensive Loss	(104)	(23)	354%	(120)	-13%

Total Shareholders’ Equity	69,121	68,781	0%	62,114	11%

Total Liabilities and Shareholders’ Equity	$852,056	$815,889	4%	$768,020	11%

(1)	Prior periods restated for 5-for-4 stock split distributed on September 6, 2006
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WBCO — 2Q07 Profits
July 25, 2007

ASSET QUALITY (unaudited)
($ in thousands, except per share data)

	Quarter Ended	Quarter Ended	Quarter Ended	Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2007	2007	2006	2007	2006

Allowance for Loan Losses Activity:

Balance at Beginning of Period	$10,212	$10,048	$9,130	$10,048	$8,810
Indirect Loans:
Charge-offs	(263)	(135)	(169)	(398)	(401)
Recoveries	62	54	88	117	220

Indirect Net Charge-offs	(201)	(81)	(81)	(281)	(181)

Other Loans:
Charge-offs	(442)	(458)	(423)	(901)	(746)
Recoveries	107	153	180	260	423

Other Net Charge-offs	(335)	(305)	(243)	(641)	(323)

Total Net Charge-offs	(536)	(386)	(324)	(922)	(504)
Provision for Loan Losses	850	550	800	1,400	1,300

Balance at End of Period	$10,526	$10,212	$9,606	$10,526	$9,606

Net Charge-offs to Average Loans:

Indirect Loans Net Charge-Offs, to Avg Indirect Loans, Annualized (1)	0.77%	0.31%	0.34%	0.54%	0.39%
Other Loans Net Charge-Offs, to Avg Other Loans, Annualized (1)	0.21%	0.20%	0.17%	0.20%	0.12%
Net Charge-offs to Average Total Loans (1)	0.28%	0.21%	0.19%	0.25%	0.15%

	June 30,	March 31,	June 30,
	2007	2007	2006

Nonperforming Assets

Nonperforming Loans (2)	$2,379	$3,609	$1,079
Other Real Estate Owned	—	—	—

Total Nonperforming Assets	$2,379	$3,609	$1,079

Nonperforming Loans to Loans (1)	0.31%	0.49%	0.16%
Nonperforming Assets to Assets	0.28%	0.44%	0.14%
Allowance for Loan Losses to Nonperforming Loans	442.46%	282.95%	890.27%
Allowance for Loan Losses to Nonperforming Assets	442.46%	282.95%	890.27%
Allowance for Loan Losses to Loans	1.38%	1.40%	1.40%

Loan Composition
Commercial	$99,132	$88,781	$83,553
Real Estate Mortgages
One-to-Four Family Residential	53,941	54,045	51,491
Commercial	262,855	250,399	231,547
Real Estate Construction
One-to-Four Family Residential	101,131	96,627	94,430
Commercial	47,855	47,849	45,675
Consumer
Indirect	112,991	109,466	95,932
Direct	84,112	82,510	82,037
Deferred Fees	2,421	2,218	1,443

Total Loans	$764,438	$731,895	$686,108

(1)	Excludes Loans Held for Sale.

(2)	Nonperforming loans includes nonaccrual loans plus accruing loans 90 or more days past due.
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WBCO — 2Q07 Profits
July 25, 2007

FINANCIAL STATISTICS (unaudited)

($ in thousands, except per share data)

	Quarter Ended	Quarter Ended	Quarter Ended	Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2007	2007	2006	2007	2006

Revenues (1) (2)	$11,472	$10,939	$10,975	$22,413	$22,018

Averages
Total Assets	$827,636	$797,778	$743,987	$812,447	$728,773
Loans and Loans Held for Sale	747,645	723,735	670,884	735,756	655,399
Interest-Earning Assets	771,779	745,467	694,835	758,709	680,173
Deposits	717,400	707,395	644,884	712,130	632,668
Shareholders’ Equity	$68,377	$67,164	$60,651	$67,774	$59,603

Financial Ratios
Return on Average Assets, Annualized	1.19%	1.15%	1.34%	1.17%	1.39%
Return on Average Equity, Annualized	14.43%	13.69%	16.44%	14.07%	17.05%
Average Equity to Average Assets	8.26%	8.42%	8.15%	8.34%	8.18%
Efficiency Ratio (2)	59.88%	63.29%	58.25%	61.55%	59.39%
Yield on Earning Assets (2)	8.12%	8.07%	7.80%	8.09%	7.76%
Cost of Interest-Bearing Liabilities	3.75%	3.68%	2.97%	3.72%	2.80%
Net Interest Spread	4.36%	4.39%	4.83%	4.37%	4.95%
Net Interest Margin (2)	4.95%	4.97%	5.33%	4.96%	5.43%

	June 30,	March 31,	June 30,
	2007	2007	2006

Period End
Book Value Per Share (3)	$7.37	$7.28	$6.69

(1)	Revenues is the fully tax-equivalent net interest income before provision for loan losses plus noninterest income.

(2)	Fully tax-equivalent is a non-GAAP performance measurement that management believes provides investors with a more accurate picture of the net interest margin, revenues and efficiency ratio for comparative purposes. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income.

(3)	Prior periods adjusted for the 5-for-4 stock split distributed on September 6, 2006.
This news release may contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, credit quality and loan losses, and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislation or regulatory requirements; and (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure. Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.